Exhibit 3.2

SUNOCO, INC.

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AMENDED AND RESTATED BYLAWS

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Adopted and Approved

October 5, 2012

SUNOCO, INC.

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AMENDED AND RESTATED BYLAWS

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ARTICLE I

OFFICES

Section 1. Registered Office. The registered office shall be located in the Commonwealth of Pennsylvania.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Generally. All meetings of the shareholders shall be held at such geographic location within or without the Commonwealth, as may be from time to time fixed or determined by the board of directors. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or other electronic technology by means of which all persons participating in the meeting may hear each other. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location. The presence or participation, including voting and taking other action, at a meeting of shareholders, or the expression of consent or dissent to corporate action, by a shareholder by conference telephone or other electronic means, including, without limitation, the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder for the purposes herein.

Section 2. Annual Meetings. An annual meeting of the shareholders shall be held in each calendar year on such date and time as shall be fixed by the board of directors. At such meeting, the shareholders shall elect by a majority vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the president, a majority of the board of directors, or the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the particular meeting, upon written request delivered to the secretary of the corporation. Such request shall specify the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to schedule a special meeting of the shareholders to be held on such date, not more than sixty days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making the request may issue the call.

Section 4. Notice. Notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be given at least five days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.

Section 5. Quorum. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting, present in person or represented by proxy, shall be requisite and shall constitute a quorum for purposes of consideration and action on such matter, except as otherwise provided by statute or by the articles of incorporation or by these bylaws.

Section 6. Voting. Whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, unless the action is one upon which, by express provision of statute or of the articles of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the authorization of such action.

Section 7. Consent in Lieu of a Meeting. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting, which consent or consents shall be filed with the Secretary; provided, that no such action shall become effective until after 10 days’ prior written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

ARTICLE III

DIRECTORS

Section 1. Authority. The business and affairs of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

Section 2. Number, Tenure and Manner of Election. The board of directors shall consist of one or more members as determined from time to time by resolution of the board. The director(s) shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article, and each director shall hold office for one year and until his successor is selected and qualified or until his earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director. Directors need not be shareholders.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining number of the board, though less than a quorum, or by a sole remaining director, and each person so selected shall be a director for the balance of the unexpired term.

Section 4. Meetings Generally. The board of directors of the corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania. Members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or of any committee, as the case may be, by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 5. Regular Meetings. The board of directors shall hold an annual meeting immediately after the annual meeting of shareholders, and may hold such other regular meetings without notice at such geographic location within or without the Commonwealth of Pennsylvania as shall from time to time be determined by the board.

Section 6. Special Meetings. Special meetings of the board may be called on two days’ notice to each director. Special meetings shall be called by the chairman, president or secretary on the request of at least two directors.

Section 7. Quorum and Voting. At all meetings of the board, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation.

Section 8. Consent in Lieu of a Meeting. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

Section 9. Limitation of Liability. To the fullest extent that the laws of the Commonwealth, as the same may be amended from time to time, permit elimination or limitation of the liability of directors, no director shall be personally liable for monetary damages for any action taken, or any failure to take any action, in his capacity as a director, unless (1) the director has breached or failed to perform the duties of his office, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of the director pursuant to any criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to local, state, or Federal law. The provisions of this Section: (a) shall be deemed to be a contract with each person who serves as a director at any time while this Section is in effect, and each such director shall be deemed to be serving in reliance on the provisions of this Section, (b) shall continue as to each person who has ceased to be a director which respect to the periods when he was a director and (c) shall inure to the benefit of each director’s heirs and legal representatives. Any amendment or repeal of this Section, and any amendment to the articles or any other provision of these ByLaws, which has the effect of increasing the personal liability of directors shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a director prior to the effective date of such amendment or repeal.

ARTICLE IV

Section 1. Notices. Notices to directors and shareholders shall be given to the person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to his postal address appearing on the books of the corporation or, in the case of directors, supplied by him to the corporation for the purpose of notice or (ii) by facsimile transmission, e-mail or other electronic communication to his facsimile number or address for e-mail or other electronic communications supplied by him to the corporation for the purpose of notice. Notice pursuant to subparagraph (i) above shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person. Notice pursuant to subparagraph (ii) shall be deemed to have been given to the person entitled thereto when sent. A notice of meeting shall specify the day and hour and geographic location, if any, of the meeting and any other information required by law. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

Section 2. Waiver. Whenever any written notice is required to be given under the provisions of law or the articles or bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. Number, Tenure and Manner of Election. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed. The board may select such other officers and assistant officers as it may authorize from time to time. The board of directors shall elect the officers and assistant officers at its annual meeting held immediately after each annual meeting of shareholders. Each officer shall hold office for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 2. Authority and Duties. The officers of the corporation shall have such authority and perform such duties as shall be provided by or pursuant to the bylaws or as shall be determined from time to time by the board.

Section 3. Removal. Any officer or agent of the corporation may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 4. Chairman. The chairman of the board, if one is elected, shall preside at all meetings of the shareholders and of the board of directors and shall perform such other duties as may from time to time be requested by the board of directors.

Section 5. President. The president shall be the chief executive officer of the corporation, shall, in the absence of a chairman of the board, preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 6. Vice-President(s). The vice-president, or if there shall be more than one, the vice-presidents (if any) in the order determined by the board of directors, shall, at the request or in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 7. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for any committee when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 8. Assistant Secretary(ies). The assistant secretary, or if there be more than one, the assistant secretaries (if any) in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 9. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 10. Assistant Treasurer(s). The assistant treasurer, or if there shall be more than one, the assistant treasurers (if any) in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

SHARE CERTIFICATES

Section 1. Share Certificates. Except to the extent that the Articles of Incorporation provide otherwise, the shares of the corporation shall be represented by a certificate or certificates. Any such share certificates of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be. If more than one class of shares is authorized, the certificate shall state that the corporation will furnish to any shareholder, upon request and without charge a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations thereof between the shares of each series, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Every such share certificate shall be executed, by facsimile or otherwise, by the president or vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal which may be facsimile, engraved or printed.

Section 2. Lost, Destroyed or Stolen Certificates. To the extent that the shares of the corporation are represented by certificates, the board of directors may, in its discretion, direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken, certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

Section 3. Transfer of Shares. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon. To the extent that shares of the corporation’s stock are uncertificated, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic means provided, however, any system so adopted shall not become effective as to issued and outstanding securities until the certificates therefore have been surrendered to the corporation.

Section 4. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

ARTICLE VII

INDEMNIFICATION

Section 1. Third-Party Actions. Subject to Section 3 of this Article, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Derivative and Corporate Actions. Subject to Section 3 of this Article, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Section 3. Procedure. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only if permitted by law and as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (l) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (3) by the shareholders of the corporation.

Section 4. Advancing Expenses. Expenses (including attorney’s fees) incurred in defending a civil or criminal action, suit or proceeding referred to in this Article may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in this Article to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Advancement of expenses shall be authorized by the board of directors.

Section 5. Supplementary Coverage. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 6. Power to Purchase Insurance. The board of directors may authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 7. Duration and Extent of Coverage. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Unless otherwise restricted by law, the provisions of this Article shall remain in full force and effect. If any word, clause or provision of this Article or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

Section 8. Intent. The intent of this Article is to provide for indemnification and advancement of expenses to the fullest extent permitted by statute or the laws of the Commonwealth of Pennsylvania. To the extent that such statute or any successor statute may be amended or supplemented from time to time, this Article shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Distributions. Distributions upon the shares of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property, or in its shares, subject to the provisions of the articles of incorporation. Before payment of any distributions, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Financial Report to Shareholders. Unless otherwise agreed between this corporation and a shareholder, the directors shall cause to be sent to the shareholders (either by mail or by facsimile, e-mail or other electronic transmission to any shareholder who has supplied the corporation with a facsimile number or address for electronic transmissions for the purpose of receiving financial statements from the corporation), within 120 days after the close of the fiscal year, financial statements as of the closing date of the preceding fiscal year. Such financial statements shall include at least a balance sheet as of the close of such year and statements of income and expenses for such year, prepared on the basis of generally accepted accounting principles so as to present fairly the corporation’s financial condition and the results of its operations. Statements that are audited or reviewed by a certified public accountant or a public accountant shall be accompanied by the report of such accountant, or if not so audited or reviewed by a statement of the treasurer as required by Section 1554 of the Pennsylvania Business Corporation Law.

Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall end on December 31 each year.

Section 5. Seal. The seal of the corporation shall be of such force as the shareholders or the board of directors shall designate.

Section 6. Conflicts. These bylaws, as amended and restated, are subject to, and governed by, the Pennsylvania Business Corporation Law (the “PBCL”) and the corporation’s Articles of Incorporation (as the same may be amended and restated from time to time, the “Articles of Incorporation”). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the PBCL or the provisions of the Articles of Incorporation, such provisions of the PBCL or the Articles of Incorporation, as the case may be, will be controlling.

ARTICLE IX

AMENDMENTS

These bylaws may be altered, amended or repealed by (a) a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose, or (b) by a majority vote of the members of the board of directors at any regular or special meeting duly convened after notice to the directors of that purpose, except as otherwise provided herein or by law and subject to the power of the shareholders to change such action.